NYSE: HHC Supplemental Information Three months ended June 30, 2018 Seaport District Two Lakes Edge Three Merriweather New York, NY Houston, TX Columbia, MD The Howard Hughes Corporation 13355 Noel Road, 22nd Floor Phone: 214.741.7744 Dallas, TX 75240 www.howardhughes.com

Cautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would,” and other statements of similar expression. Forward looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and filed with the Securities and Exchange Commission on February 26, 2018. The statements made herein speak only as of the date of this presentation and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations, or FFO, core funds from operations, or Core FFO, adjusted funds from operations, or AFFO, and net operating income, or NOI. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non- GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development- related marketing costs and Equity in earnings from Real Estate and Other Affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as a reconciliation of our GAAP Operating Assets Earnings Before Taxes ("EBT") segment measure to NOI. Non- GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, certain officers and shareholders on Forms 3, 4 and 5. 2 www.howardhughes.com

Table of Contents FINANCIAL OVERVIEW PORTFOLIO OVERVIEW PORTFOLIO PERFORMANCE DEBT & OTHER Company Profile 4 MPC Portfolio 11 Lease Expirations 13 Debt Summary 22 Financial Summary 6 Portfolio Key Metrics 12 Stabilized Properties 14 Property-Level Debt 23 Balance Sheets 7 Unstabilized Properties 16 Ground Leases 24 Statements of Operations 8 Under Construction Properties 17 Definitions 25 Income Reconciliations 9 Acquisitions / Dispositions 18 Reconciliations of Non-GAAP 26 NOI by Region 10 MPC Land 19 Ward Village Condos 20 Other Assets 21 3 www.howardhughes.com

Howard Hughes
Company Profile - Summary & Results

Company Overview - 2Q18

Exchange / Ticker	NYSE:	HHC
Share Price - June 30, 2018	$	132.50
Diluted Earnings / Share	$	(0.12)
FFO / Diluted Share	$	0.52
Core FFO / Diluted Share	$	0.85
AFFO / Diluted Share	$	0.71

Operating Portfolio by Region


From Wall St. to Waikiki
Elk Grove
110 N. Wacker
Landmark
Seaport District
Downtown Columbia
Summerlin
Ward Village
Houston MPCs
Riverwalk

Recent Company Highlights

CHICAGO--(PRNewswire)--June 15, 2018--The Howard Hughes Corporation® (NYSE: HHC) and Riverside Investment & Development, along with Mayor Rahm Emanuel, Alderman Brendan Reilly, Commissioner David Reifman, Chicago President of Bank of America Paul Lambert and other stakeholders gathered yesterday to break ground on 110 North Wacker, the trophy-class office tower set along the Chicago River in the heart of Chicago's Central Business district.

NEW YORK--(PRNewswire)--June 12, 2018--The Howard Hughes Corporation® (NYSE: HHC) announced today that it has acquired the property at 250 Water Street in Lower Manhattan from Peck Slip Associates, an entity controlled by the Milstein family. The one-acre site, currently used as a parking lot, encompasses a full city block bounded by Peck Slip, Pearl Street, Water Street, and Beekman Street. The company purchased the site for $180 million plus closing costs, consisting of an initial payment of $53 million and a mortgage for the balance. The financing has an initial interest-free term of six months, with three six-month extension options at a rate of 6% per annum. The second and third extension options each require a $30 million paydown.

NEW YORK--(PRNewswire)--May 14, 2018-- The Howard Hughes Corporation® (NYSE: HHC), in partnership with exclusive booking partner Live Nation Entertainment, Inc. (NYSE: LYV) announced today the full artist lineup for the inaugural Pier 17 Rooftop Concert Series in the Seaport District. In conjunction with previously announced headliners, Amy Schumer and Kings of Leon, the full lineup features a diverse roster of A-list talent from various genres, including musical icons Diana Ross and Gladys Knight; TIME 100 Honoree, comedian and host of The Daily Show, Trevor Noah; EDM artist deadmau5; pop star Bebe Rexha; emerging country artist, Hunter Hayes; legendary singer-songwriter Paul Anka and many more. The Rooftop Concert Series will introduce residents and tourists alike to the first-of-its-kind Pier 17 venue, which has New York City as its backdrop surrounded by the Brooklyn Bridge, Empire State Building, Statue of Liberty and One World Trade.

For more press releases, please visit www.howardhughes.com/press

2Q18 MPC & Condominium Results

$ in millions


Summerlin
75%
The Woodlands
7%
2Q18
MPC
EBT
$46.6M
Bridgeland
18%

$ in millions


Anaha
-55%
Gateway
6%
2Q18
Condo
Gross Profit
$(7.9M)
Waiea
149%

2Q18 MPC EBT		
Bridgeland	$	8.3
Columbia		(0.2)
Summerlin		35.1
The Woodlands/The Woodlands Hills		3.4
Total	**$**	**46.6**

2Q18 Condo Gross Profit		
Waiea	$	(11.8)
Anaha		4.4
Ke Kilohana		—
Ae`o		—
Gateway		(0.5)
Total	**$**	**(7.9)**

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Howard Hughes

Company Profile - Summary & Results (cont'd)

Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions


Hotel 2%
Other 9%
Retail 3%
Projected Stabilized NOI $82.3M
Office 50%
Multifamily 36%

Currently Unstabilized

$ in millions


Hotel 45%
Other 3%
Retail 7%
Projected Stabilized NOI $60.2M
Office 38%
Multifamily 7%

Currently Stabilized

$ in millions


Hotel 3%
Retail 40%
Other 5%
Projected Stabilized NOI $166.1M
Multifamily 14%
Office 38%

Total

$ in millions


Multifamily 18%
Retail 24%
Hotel 11%
Other 6%
Projected Stabilized NOI $308.6M
Office 40%

	Currently Under Construction	Currently Unstabilized	Currently Stabilized	Total
Retail & Office S.F.	2,330,200	1,181,570	5,171,895	8,683,665
Multifamily Units	1,639	437	1,622	3,698
Hotel Keys	66	705	205	976
Other Units	—	1,437	—	1,437
Projected Stabilized NOI	$ 82.3	$ 60.2	$ 166.1	$ 308.6

2Q18 - Operating Results by Property Type

Currently Under Construction

$ in millions


2Q18 Under Construction NOI $0.3M

Currently Unstabilized

$ in millions


Hotel 76%
2Q18 Unstabilized NOI $8.0M
Office 23%
Retail 2%
Multifamily -1%

Currently Stabilized

$ in millions


Retail 42%
Hotel 4%
2Q18 Stabilized NOI $38.2M
Multifamily 13%
Office 40%
Other 1%

Total

$ in millions


Retail 35%
Hotel 17%
2Q18 Total NOI $46.5M
Other 1%
Multifamily 10%
Office 38%

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI until we have greater clarity with respect to the performance of our tenants; however, the operating portion of Seaport is included in 2Q18 Operating Results by Property Type. See page 17 for Stabilized NOI Yield and other project information

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Howard Hughes
Financial Summary

Company Profile	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	YTD Q2 2018	YTD Q2 2017
Share price[1]	$132.50	$139.13	$131.27	$117.93	$122.84	$132.50	$122.84
Market Capitalization[2]	$5.7b	$6.0b	$5.9b	$5.1b	$5.3b	$5.7b	$5.3b
Enterprise Value[3]	$8.3b	$8.3b	$7.9b	$7.5b	$7.7b	$8.3b	$7.7b
Weighted avg. shares - basic (*in thousands*)	42,573	42,976	42,860	42,845	40,373	43,014	40,088
Weighted avg. shares - diluted (*in thousands*)	42,942	43,363	43,120	43,267	43,051	43,386	43,082
Total diluted share equivalents outstanding (*in thousands*)[1]	43,325	43,301	44,917	43,380	43,401	43,325	43,401
Earnings Profile (in *thousands* except for Avg. NOI margin)							
Operating Segment Income							
Revenues	$89,752	$87,494	$80,727	$77,651	$79,643	$177,246	$159,283
Expenses	($43,919)	($44,428)	($45,566)	($41,492)	($42,154)	($88,347)	($81,377)
Company's Share of Equity Method Investments NOI and Cost Basis Investment	$664	$4,010	$1,084	$1,186	$1,385	$4,674	$5,514
Net Operating Income[4]	$46,497	$47,076	$36,245	$37,345	$38,874	$93,573	$83,420
Avg. NOI margin	52%	54%	45%	48%	49%	53%	52%
MPC Segment Earnings							
Total revenues	$62,765	$55,765	$87,832	$64,929	$78,076	$118,530	$146,782
Total expenses[5]	($37,088)	($36,449)	($43,300)	($37,299)	($40,762)	($73,537)	($76,119)
Interest (expense) income, net[6]	$6,808	$6,392	$6,390	$6,355	$5,990	$13,200	$11,547
Equity in earnings in Real Estate and Other Affiliates	$14,100	$11,128	$1,682	$6,480	$9,792	$25,228	$15,072
MPC Segment EBT[6]	$46,585	$36,836	$52,604	$40,465	$53,096	$83,421	$97,282
Condo Gross Profit							
Revenues[7]	$20,885	$10,837	$122,043	$113,852	$148,211	$31,722	$228,356
Expenses[7]	($28,816)	($6,729)	($85,152)	($86,531)	($106,195)	($35,545)	($166,678)
Condo Net Income	($7,931)	$4,108	$36,891	$27,321	$42,016	($3,823)	$61,678
Debt Summary (in *thousands* except for percentages)							
Total debt payable[8]	$3,163,771	$2,915,220	$2,877,789	$3,014,280	$3,023,122	$3,163,771	$3,023,122
Fixed rate debt outstanding at end of period	$1,643,194	$1,522,488	$1,526,875	$1,508,746	$1,514,192	$1,643,194	$1,514,192
Weighted avg. rate - fixed	4.60%	4.98%	5.04%	4.99%	5.06%	4.60%	5.06%
Variable rate debt outstanding at end of period, excluding condominium financing	$1,355,523	$1,299,119	$1,317,311	$1,310,265	$1,324,125	$1,355,523	$1,324,125
Weighted avg. rate - variable	3.37%	4.32%	4.10%	3.67%	3.64%	3.37%	3.64%
Condominium debt outstanding at end of period	$165,054	$93,613	$33,603	$195,269	$184,805	$165,054	$184,805
Weighted avg. rate - condominium financing	5.93%	5.78%	4.49%	7.98%	7.92%	5.93%	7.92%
Leverage ratio (debt to enterprise value)	37.59%	34.92%	36.20%	39.90%	39.10%	37.59%	39.10%

(1) Presented as of period end date.
(2) Market capitalization = Closing share price at of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(3) Enterprise Value = (Market capitalization + book value of debt + noncontrolling interest) - cash and equivalents.
(4) Net Operating Income = Operating Assets NOI excluding properties sold or in redevelopment + Company's Share of Equity Method Investments NOI and the annual Distribution from our Cost Basis Investment.
(5) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including MPC-level G&A and real estate taxes on remaining residential and commercial land.
(6) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(7) Revenues in 2018 represent "Condominium rights and unit sales" and expenses represent "Condominium rights and unit cost of sales" as stated in our GAAP financial statements, based on the new revenue standard adopted January 1, 2018. Prior periods are presented based on the percentage of completion method ("POC") and are therefore not comparable.
(8) Represents Total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

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Howard Hughes. Balance Sheets

(In thousands, except shares and par value amounts)	Q2 2018	Q2 2017	FY 2017	FY 2016
ASSETS	Unaudited	Unaudited		
Investment in real estate:				
Master Planned Communities assets	$ 1,640,298	$ 1,676,263	$ 1,642,278	$ 1,669,561
Buildings and equipment	2,390,097	2,152,915	2,238,617	2,027,363
Less: accumulated depreciation	(341,599)	(282,557)	(321,882)	(245,814)
Land	273,444	314,383	277,932	320,936
Developments	1,739,787	1,048,849	1,196,582	961,980
Net property and equipment	5,702,027	4,909,853	5,033,527	4,734,026
Investment in real estate and other affiliates	99,444	81,797	76,593	76,376
Net investment in real estate	5,801,471	4,991,650	5,110,120	4,810,402
Cash and cash equivalents	606,715	660,086	861,059	665,510
Restricted cash	129,654	208,187	103,241	249,629
Accounts receivable, net	13,471	11,893	13,041	9,883
Municipal Utility District receivables, net	222,857	175,822	184,811	150,385
Notes receivable, net	4,085	60	5,864	155
Deferred expenses, net	93,319	75,351	80,901	64,531
Prepaid expenses and other assets, net	262,125	544,400	370,027	416,887
Total Assets	**$ 7,133,697**	**$ 6,667,449**	**$ 6,729,064**	**$ 6,367,382**
LIABILITIES AND EQUITY				
Liabilities				
Mortgages, notes and loans payable	$ 3,137,773	$ 3,002,846	$ 2,857,945	$ 2,690,747
Deferred tax liabilities	141,799	224,097	160,850	200,945
Warrant liabilities	—	—	—	332,170
Accounts payable and accrued expenses	703,514	473,013	521,718	572,010
Total Liabilities	**$ 3,983,086**	**$ 3,699,956**	**$ 3,540,513**	**$ 3,795,872**
Equity				
Common stock: $.01 par value; 150,000,000 shares authorized, 43,545,778 shares issued and 43,040,485 outstanding as of June 30, 2018 and 43,300,253 shares issued and 43,270,880 outstanding as of December 31, 2017	436	432	433	398
Additional paid-in capital	3,314,197	3,243,342	3,302,502	2,853,269
Accumulated deficit	(180,967)	(269,133)	(109,508)	(277,912)
Accumulated other comprehensive income (loss)	2,515	(9,157)	(6,965)	(6,786)
Treasury stock, at cost, 505,293 and 29,373 shares as of June 30, 2018 and December 31, 2017, respectively	(60,743)	(1,763)	(3,476)	(1,231)
Total stockholders' equity	3,075,438	2,963,721	3,182,986	2,567,738
Noncontrolling interests	75,173	3,772	5,565	3,772
Total Equity	**$ 3,150,611**	**$ 2,967,493**	**$ 3,188,551**	**$ 2,571,510**
Total Liabilities and Equity	**$ 7,133,697**	**$ 6,667,449**	**$ 6,729,064**	**$ 6,367,382**
Share Count Details (In thousands)				
Shares outstanding at end of period (including restricted stock)	43,041	43,186	43,271	39,790
Dilutive effect of stock options[1]	127	213	200	277
Dilutive effect of warrants[2]	157	2	1,446	2,894
Total Diluted Share Equivalents Outstanding	**43,325**	**43,401**	**44,917**	**42,961**

(1) Stock options assume net share settlement calculated for the year-to-date period presented.
(2) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented.

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Howard Hughes.
Comparative Statements of Operations: Total Portfolio

(In thousands, except share amounts)	Q2 2018	Q2 2017	YTD Q2 2018	YTD Q2 2017
Revenues:				
Condominium rights and unit sales	$ 20,885	$ 148,211	$ 31,722	$ 228,356
Master Planned Communities land sales	52,432	69,144	98,997	122,625
Minimum rents	50,509	45,073	99,912	91,399
Tenant recoveries	12,250	11,642	25,002	23,041
Hospitality revenues	22,569	19,703	45,630	39,414
Builder price participation	5,628	4,480	10,709	9,141
Other land revenues	4,712	4,463	8,843	15,045
Other rental and property revenues	12,020	5,923	21,869	11,380
Total revenues	181,005	308,639	342,684	540,401
Expenses:				
Condominium rights and unit cost of sales	28,816	106,195	35,545	166,678
Master Planned Communities cost of sales	26,383	33,376	52,426	59,245
Master Planned Communities operations	10,587	7,307	20,912	16,701
Other property operating costs	25,730	20,291	48,905	38,799
Rental property real estate taxes	7,502	6,550	15,629	14,087
Rental property maintenance costs	3,951	3,608	7,148	6,636
Hospitality operating costs	15,417	14,164	30,984	28,009
Provision for doubtful accounts	1,359	745	2,135	1,280
Demolition costs	6,660	63	13,331	128
Development-related marketing costs	7,188	4,716	13,266	8,921
General and administrative	26,886	22,944	51,150	41,061
Depreciation and amortization	29,087	34,770	57,275	60,294
Total expenses	189,566	254,729	348,706	441,839
Operating income before other items	(8,561)	53,910	(6,022)	98,562
Other:				
Gains on sales of properties	—	—	—	32,215
Other (loss) income, net	266	223	266	910
Total other	266	223	266	33,125
Operating Income	(8,295)	54,133	(5,756)	131,687
Interest income	2,603	785	4,679	1,407
Interest expense	(18,903)	(14,448)	(35,512)	(32,306)
Loss on redemption of senior notes due 2021	—	—	—	(46,410)
Warrant liability loss	—	(30,881)	—	(43,443)
Gain on acquisition of joint venture partner's interest	—	—	—	5,490
Equity in earnings from real estate and other affiliates	16,299	9,834	30,685	18,354
(Loss) income before taxes	(8,296)	19,423	(5,904)	34,779
(Benefit) provision for income taxes	(2,417)	16,303	(1,859)	26,000
Net (loss) income	(5,879)	3,120	(4,045)	8,779
Net loss attributable to noncontrolling interests	791	—	431	—
Net (loss) income attributable to common stockholders	$ (5,088)	$ 3,120	$ (3,614)	$ 8,779
Basic (loss) income per share	**$ (0.12)**	**$ 0.08**	**$ (0.08)**	**$ 0.22**
Diluted (loss) income per share	**$ (0.12)**	**$ 0.07**	**$ (0.08)**	**$ 0.20**

The Company's 2018 results are presented in accordance with Topic 606, the new revenue standard adopted January 1, 2018. Please refer to Note 2 in the Company's Form 10-Q for further information.

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Howard Hughes.
Reconciliations of Net Income to FFO, Core FFO and AFFO

(In thousands, except share amounts)	Q2 2018	Q2 2017	YTD Q2 2018	YTD Q2 2017
RECONCILIATIONS OF NET INCOME TO FFO				
Net (loss) income attributable to common shareholders	$ (5,088)	$ 3,120	$ (3,614)	$ 8,779
Add:				
Segment real estate related depreciation and amortization	26,886	32,814	53,205	56,363
Gains on sales of properties	—	—	—	(32,215)
Income tax expense (benefit) adjustments - deferred				
Gains on sales of properties	—	—	—	12,081
Reconciling items related to noncontrolling interests	(791)	—	(431)	—
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,172	1,103	2,685	1,933
FFO	**$ 22,179**	**$ 37,037**	**$ 51,845**	**$ 46,941**
Adjustments to arrive at Core FFO:				
Acquisition expenses	$ —	$ —	$ —	$ 32
Loss on redemption of senior notes due 2021	—	—	—	46,410
Gain on acquisition of joint venture partner's interest	—	—	—	(5,490)
Warrant loss	—	30,881	—	43,443
Severance expenses	63	630	281	1,458
Non-real estate related depreciation and amortization	2,201	1,956	4,070	3,931
Straight-line amortization	(3,088)	1,816	(6,428)	3,777
Deferred income tax expense (benefit)	(1,170)	15,576	(924)	12,383
Non-cash fair value adjustments related to hedging instruments	(652)	133	(868)	331
Share based compensation	2,828	1,501	5,354	3,407
Other non-recurring expenses (development related marketing and demolition costs)	13,848	4,779	26,597	9,049
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	156	216	250	291
Core FFO	**$ 36,365**	**$ 94,525**	**$ 80,177**	**$ 165,963**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (4,633)	$ (4,245)	$ (9,165)	$ (8,967)
Leasing Commissions	(1,051)	(603)	(1,450)	(686)
AFFO	**$ 30,681**	**$ 89,677**	**$ 69,562**	**$ 156,310**
FFO per diluted share value	**$ 0.52**	**$ 0.86**	**$ 1.20**	**$ 1.09**
Core FFO per diluted share value	**$ 0.85**	**$ 2.20**	**$ 1.87**	**$ 3.85**
AFFO per diluted share value	**$ 0.71**	**$ 2.08**	**$ 1.62**	**$ 3.63**

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Howard Hughes.

NOI by Region

Property	% Ownership (a)	Total Sq. Ft.	Total Units	2Q18 Occupied (#) Sq. Ft.	2Q18 Occupied (#) Units	2Q18 Leased (#) Sq. Ft.	2Q18 Leased (#) Units	2Q18 Occupied (%) Sq. Ft.	2Q18 Occupied (%) Units	2Q18 Leased (%) Sq. Ft.	2Q18 Leased (%) Units	2Q18 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Stabilized Properties														
Office - Houston	100%	1,477,006	—	1,426,183	—	1,429,377	—	97%	—%	97%	—%	$38,463	$40,061	—
Office - Columbia	100%	1,049,748	—	982,043	—	999,830	—	94%	—%	95%	—%	17,758	17,758	—
Office - Summerlin	100%	206,279	—	197,307	—	203,271	—	96%	—%	99%	—%	5,426	5,700	—
Retail - Houston	100%	292,652	—	285,603	—	285,603	—	98%	—%	98%	—%	9,515	9,903	—
Retail - Columbia	100%	89,199	—	89,199	—	89,199	—	100%	—%	100%	—%	2,105	2,200	—
Retail - Hawaii	100%	918,669	—	871,056	—	879,756	—	95%	—%	96%	—%	21,421	21,421	—
Retail - Other	100%	265,021	—	260,717	—	264,505	—	98%	—%	100%	—%	6,169	6,500	—
Retail - Summerlin	100%	823,450	—	759,254	—	773,670	—	92%	—%	94%	—%	19,945	26,300	—
Multi-Family - Houston (d)	100%	23,280	1,097	21,552	1,055	23,126	1,074	93%	96%	99%	98%	13,999	16,600	—
Multi-Family - Columbia (d)	50%	13,591	380	13,591	357	13,591	376	100%	94%	100%	99%	2,825	3,500	—
Multi-Family - Summerlin	100%	—	124	—	115	—	115	—%	93%	—%	93%	2,230	2,200	—
Multi-Family - New York (d)	100%	13,000	21	13,000	21	13,000	21	100%	100%	100%	100%	599	600	—
Hospitality - Houston	100%	—	205	—	172	—	172	—%	84%	—%	84%	5,953	4,500	—
Other Assets (e)	—	—	—	—	—	—	—	—%	—%	—%	—%	9,383	8,845	—
Total Stabilized Properties (f)												**$155,791**	**$166,088**	—
Unstabilized Properties														
Office - Houston	100%	652,569	—	431,355	—	448,352	—	66%	—%	69%	—%	$5,977	$14,500	2.0
Office - Columbia	100%	330,727	—	248,516	—	248,516	—	75%	—%	75%	—%	2,254	8,700	2.4
Retail - Houston (g)	100%	83,497	—	67,138	—	67,138	—	80%	—%	80%	—%	1,140	1,700	0.0
Retail - Hawaii	100%	86,248	—	68,446	—	72,435	—	79%	—%	84%	—%	60	2,709	1.0
Multi-Family - Columbia	50%	28,529	437	6,672	219	6,672	258	23%	50%	23%	59%	(179)	4,000	1.0
Hospitality - Houston	100%	—	705	—	467	—	467	—%	66%	—%	66%	24,499	27,000	2.0
Self Storage - Houston	100%	—	1,437	—	692	—	692	—%	48%	—%	48%	119	1,600	2.0
Total Unstabilized Properties												**$33,870**	**$60,209**	**1.9**
Under Construction Properties														
Office - Houston	100%	203,000	—	—	—	203,000	—	—%	—%	100%	—%	—	$5,100	1.0
Office - Columbia	100%	320,000	—	—	—	150,000	—	—%	—%	47%	—%	—	9,200	5.0
Office - Summerlin	100%	325,000	—	—	—	225,335	—	—%	—%	69%	—%	—	7,600	1.5
Office - Other	33%	1,400,000	—	—	—	584,664	—	—%	—%	42%	—%	—	19,641	5.0
Retail - Houston	100%	60,300	—	—	—	46,825	—	—%	—%	78%	—%	—	1,668	2.0
Retail - Hawaii	100%	21,900	—	—	—	21,900	—	—%	—%	100%	—%	—	1,081	2.0
Multi-Family - Houston	100%	—	990	—	—	—	—	—%	—%	—%	—%	—	15,904	4.4
Multi-Family - Columbia	100%	—	382	—	—	—	—	—%	—%	—%	—%	—	9,162	5.0
Multi-Family - Summerlin	100%	—	267	—	—	—	—	—%	—%	—%	—%	—	4,400	2.0
Hospitality - New York	35%	—	66	—	—	—	—	—%	—%	—%	—%	—	1,300	0.0
Other - Houston	100%	—	—	—	—	—	—	—%	—%	—%	—%	—	217	1.0
Other - Summerlin	100%	—	—	—	—	—	—	—%	—%	—%	—%	—	7,000	1.0
Total Under Construction Properties												—	**$82,273**	**3.7**
Total/ Wtd. Avg. for Portfolio												**$189,661**	**$308,570**	**3.3**

(a) Includes our share of NOI for our joint ventures.

(b) Annualized 2Q18 NOI includes distribution received from cost method investment in 1Q18. For purposes of this calculation, this one time annual distribution is not annualized.

(c) Table above excludes Seaport NOI until we have greater clarity with respect to the performance of our tenants. See page 17 for Stabilized NOI Yield and other project information.

(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

(e) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 15 of this presentation.

(f) The difference between 2Q18 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include timing, free rent or other temporary abatements, tenant turnover and market factors.

(g) Retail - Houston in the Unstabilized Properties section is inclusive of retail in Bridgeland.

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MPC Portfolio ($ in thousands) Nevada Texas Maryland Total (c) MPC Performance - 2Q18 & 2Q17 MPC Net Contribution (2Q18) (b) $31,596 $(20,682) $(183) $10,731 MPC Net Contribution (2Q17) (b) $23,637 $1,133 $244 $25,014 Operating Asset Performance - 2018 & Future Annualized 2Q18 In-Place NOI $32,052 $104,254 $24,764 $161,070 Est. Stabilized NOI (Future) (d) $57,112 $143,340 $54,520 $254,972 Wtd. Avg. Time to Stab. (yrs.) 1.6 2.7 4.0 — (a) Commercial acres may be developed by us or sold. (b) Reconciliation from GAAP MPC segment earnings before tax (EBT) measure to MPC Net Contribution for the three months ended June 30, 2018 is found under Reconciliation of Non-GAAP Measures on page 27. (c) Total excludes NOI from non-core operating assets, and NOI from core assets within Hawaii and New York as these regions are not defined as MPCs. (d) Est. Stabilized NOI (Future) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized, and under construction. 11 www.howardhughes.com

Howard Hughes.

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	Woodlands Houston, TX	Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawaii Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office s.f.	1,477,006	—	—	206,279	1,049,748	2,733,033	—	—	—	—
Retail s.f.	315,932	—	—	823,450	102,790	1,242,172	918,669	13,000	265,021	1,196,690
Multifamily units	1,097	—	—	124	380	1,601	—	21	—	21
Hotel Rooms	205	—	—	—	—	205	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Operating - Unstabilized Properties										
Office s.f.	652,569	—	—	—	330,727	983,296	—	—	—	—
Retail s.f. (a)	—	—	83,497	—	28,529	112,026	86,248	—	—	86,248
Multifamily units	—	—	—	—	437	437	—	—	—	—
Hotel rooms	705	—	—	—	—	705	—	—	—	—
Self Storage Units	1,437	—	—	—	—	1,437	—	—	—	—
Operating - Under Construction Properties										
Office s.f.	203,000	—	—	325,000	320,000	848,000	—	—	1,400,000	1,400,000
Retail s.f. (b)	60,300	—	—	—	—	60,300	21,900	—	—	21,900
Multifamily units	678	—	312	267	382	1,639	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	66	—	66
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (c)	28,475 ac.	2,055 ac.	11,470 ac.	22,500 ac.	16,450 ac.	80,950 ac.	1,380	n.a.	n.a.	1,380
Current Residents (c)	116,000	—	8,800	108,000	112,000	344,800	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	209	1,405	2,387	3,484	n.a.	7,485	41	n.a.	n.a.	41
Estimated price per acre (d)	798	260	399	592	n.a.		n.a.	n.a.	n.a.	—
Commercial Land										
Total acreage remaining	762	171	1,533	793	97	3,356	n.a.	n.a.	n.a.	—
Estimated price per acre (e)	945	552	573	759	576		n.a.	n.a.	n.a.	—

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. sq. ft. and units are not shown at share.
(a) Retail Sq. ft. within the Summerlin region excludes 381,767 sq. ft. of anchors.
(b) Retail Sq. ft. within New York region excludes 449,527 sq. ft for Pier 17, Uplands and Tin Building, pending final plans for this project.
(c) Acreage and current residents shown as of June 30, 2018.
(d) Residential pricing represents average price per acre in 2018.
(e) Commercial pricing: estimate of current value based upon recent sales, third party appraisals and third party MPC experts. At all MPCs except Bridgeland, commercial pricing represents average price per acre in 2017 as Bridgeland was the only MPC with commercial sales in 2Q18.

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Lease Expirations Office Expirations (a) Retail Expirations (a) Annualized Cash Rent Percentage of Wtd. Avg. Annualized Cash Annualized Cash Rent Percentage of Wtd. Avg. Annualized Cash Expiration Year (In thousands) Annualized Cash Rent Rent Per Leased Sq. Ft. (In thousands) Annualized Cash Rent Rent Per Leased Sq. Ft. 2018 $ 1,292 1.25% $ 32.66 $ 2,791 2.52% $ 37.43 2019 7,858 7.60% 29.52 6,393 5.78% 42.45 2020 8,579 8.30% 30.66 8,533 7.72% 53.19 2021 6,405 6.20% 32.16 7,001 6.33% 28.65 2022 14,558 14.09% 32.77 5,925 5.36% 47.88 2023 12,982 12.56% 29.64 10,435 9.44% 52.56 2024 11,770 11.39% 29.75 6,186 5.60% 38.41 2025 9,864 9.55% 33.73 25,249 22.84% 55.06 2026 1,885 1.82% 33.57 5,308 4.80% 36.90 2027 13,949 13.50% 28.91 5,397 4.88% 41.09 Thereafter 14,200 13.74% 41.30 27,332 24.72% 27.66 Total $ 103,342 100.00% $ 110,550 100.00% (a) Excludes leases with an initial term of 12 months or less 13 www.howardhughes.com

Howard Hughes. Stabilized Properties

(Dollars in thousands)

Property	Location	% Ownership	Rentable Sq. Ft./Units	2Q18 % Occ.	2Q18 % Leased	Annualized 2Q18 NOI	Est. Stabilized NOI
Office							
3 Waterway Square	Houston, TX	100 %	232,021	100 %	100 %	$ 6,928	$ 6,900
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,723	6,856
1400 Woodloch Forest	Houston, TX	100 %	95,667	97 %	97 %	1,998	1,890
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	7,736	7,696
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	(61)	410
3831 Technology Forest	Houston, TX	100 %	95,078	100 %	100 %	2,226	2,269
9303 New Trails	Houston, TX	100 %	97,967	63 %	64 %	960	1,800
One Hughes Landing	Houston, TX	100 %	197,719	99 %	100 %	6,125	6,240
Two Hughes Landing	Houston, TX	100 %	197,714	95 %	95 %	5,828	6,000
10-70 Columbia Corporate Center	Columbia, MD	100 %	889,103	93 %	95 %	14,330	14,330
5565 Sterrett Place	Columbia, MD	100 %	—	— %	— %	79	79
Columbia Office Properties	Columbia, MD	100 %	62,038	100 %	100 %	1,402	1,402
One Mall North	Columbia, MD	100 %	98,607	96 %	96 %	1,947	1,947
One Summerlin	Las Vegas, NV	100 %	206,279	96 %	99 %	5,426	5,700
Total Office			**2,733,033**			**$ 61,647**	**$ 63,519**
Retail							
20/25 Waterway Avenue	Houston, TX	100 %	50,062	100 %	100 %	$ 1,940	$ 2,013
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	565	400
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	7	218
Creekside Village Green	Houston, TX	100 %	74,670	93 %	93 %	2,052	2,097
Hughes Landing Retail	Houston, TX	100 %	126,131	99 %	99 %	4,152	4,375
Waterway Garage Retail	Houston, TX	100 %	21,513	100 %	100 %	799	800
Columbia Regional	Columbia, MD	100 %	89,199	100 %	100 %	2,105	2,200
Ward Village Retail	Honolulu, HI	100 %	918,669	95 %	96 %	21,421	21,421
Downtown Summerlin	Las Vegas, NV	100 %	823,450	92 %	94 %	19,945	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100 %	265,021	98 %	100 %	6,169	6,500
Total Retail			**2,388,991**			**$ 59,155**	**$ 66,324**

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Howard Hughes
Stabilized Properties (cont'd)

(Dollars in thousands)

Property	Location	Ownership	Rentable Sq. Ft. / Units	2Q18 % Occ.	2Q18 % Leased	Annualized 2Q18 NOI	Est. Stabilized NOI
Residential							
Millennium Six Pines Apartments	Houston, TX	100%	314	96%	98%	$ 3,898	$ 4,500
Millennium Waterway Apartments	Houston, TX	100%	393	96%	97%	3,169	4,600
One Lakes Edge	Houston, TX	100%	23,280 / 390	93% / 96%	99% / 98%	6,932	7,500
The Metropolitan	Columbia, MD	50%	13,591 / 380	100% / 94%	100% / 99%	2,825	3,500
Constellation	Las Vegas, NV	100%	124	93%	93%	2,230	2,200
85 South Street	New York, NY	100%	13,000 / 21	100% / 100%	100% / 100%	599	600
Total Residential			**49,871 / 1,622**			**$ 19,653**	**$ 22,900**
Hotel							
Embassy Suites at Hughes Landing (a)	Houston, TX	100%	205	84%	84 %	5,953	4,500
Total Hotel			**205**			**$ 5,953**	**$ 4,500**
Other							
Sarofim Equity Investment	Houston, TX	20%	NA	NA	NA	2,143	2,143
Stewart Title of Montgomery County, TX	Houston, TX	50%	NA	NA	NA	862	862
Woodlands Ground Leases	Houston, TX	100%	NA	NA	NA	1,656	1,656
Hockey Ground Lease	Las Vegas, NV	100%	NA	NA	NA	478	478
Summerlin Hospital Distribution	Las Vegas, NV	5%	NA	NA	NA	3,435	3,435
Other Assets	Various	100%	NA	NA	NA	809	271
Total Other			**NA**			**$ 9,383**	**$ 8,845**
Total Stabilized						**$ 155,791**	**$ 166,088**

(a) Hotel property Percentage Occupied is the average for Q2 2018.

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Howard Hughes.
Unstabilized Properties

(Dollars in thousands)

Project Name	Location	% Ownership	Rentable Sq. Ft. / Units	2Q18 % Occ. (a)	2Q18 % Leased (a)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized 2Q18 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office											
Three Hughes Landing	Houston, TX	100%	320,815	62%	65%	$ 72,558	$ 90,162	$ 933	$ 7,600	2020	8%
1725 Hughes Landing	Houston, TX	100%	331,754	70%	73%	55,171	74,994	5,044	6,900	2020	9%
One Merriweather	Columbia, MD	100%	206,588	85%	85%	72,819	78,187	2,500	5,100	2020	7%
Two Merriweather	Columbia, MD	100%	124,139	58%	58%	32,030	40,941	(246)	3,600	2021	9%
Total Office			**983,296**			**$ 232,578**	**$ 284,284**	**$ 8,231**	**$ 23,200**		
Retail											
Lakeland Village Center	Houston, TX	100%	83,497	80%	80%	$ 14,031	$ 16,274	$ 1,140	$ 1,700	2018	10%
Anaha & Ae`o Retail (c)	Honolulu, HI	100%	86,248	79%	84 %	—	—	60	2,709	2019	n.a.
Total Retail			**169,745**			**$ 14,031**	**$ 16,274**	**$ 1,200**	**$ 4,409**		
Residential											
m.flats/TEN.M (d)	Columbia, MD	50%	28,529 / 437	23% / 50%	23% / 59%	$ 53,048	$ 54,673	$ (179)	$ 4,000	2019	7%
Total Residential			**28,529 / 437**			**$ 53,048**	**$ 54,673**	**$ (179)**	**$ 4,000**		
Hotel											
The Woodlands Resort & Conference Center (e)	Houston, TX	100%	403	58%	58%	$ 72,360	$ 72,360	$ 15,017	$ 16,500	2020	13%
The Westin at The Woodlands	Houston, TX	100%	302	77%	77%	92,529	98,444	9,481	10,500	2020	11%
Total Hotel			**705**			**$ 164,889**	**$ 170,804**	**$ 24,498**	**$ 27,000**		
Other											
HHC 242 Self-Storage	Houston, TX	100%	654	54%	54%	$ 8,196	$ 8,607	$ 74	$ 800	2020	9%
HHC 2978 Self-Storage	Houston, TX	100%	783	43%	43%	7,801	8,476	46	800	2020	9%
Total Other			**1,437**			**$ 15,997**	**$ 17,083**	**$ 120**	**$ 1,600**		
Total Unstabilized						**$ 480,543**	**$ 543,118**	**$ 33,870**	**$ 60,209**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of June 30, 2018. Each Hotel property Percentage Occupied is the average for Q2 2018.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 of this supplement.
(d) Total Develop. Costs Incurred, Est. Total Cost (Excl. Land), and Est. Stabilized NOI are shown at share.
(e) Develop. Costs Incurred represent renovation costs only, not the total costs to construct the property.

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Howard Hughes
Under Construction Properties

Dollars in thousands, except per sq. ft. and unit amounts

Owned & Managed

Project Name	City, State	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased[1]	Project Status	Const. Start Date	Est. Stabilized Date[2]	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Stabilized NOI Yield
Office											
110 North Wacker[3]	Chicago, IL	33%	1,400,000	42%	Under construction	Q1 2018	2023	$ 5,945	$ 48,918	$ 19,641	8%
100 Fellowship Dr	Houston, TX	100%	203,000	100%	Under construction	Q2 2017	Q4 2019	30,253	63,278	5,100	8%
Aristocrat	Las Vegas, NV	100%	180,000	100%	Under construction	Q2 2017	Q1 2019	18,162	46,661	4,100	9%
Two Summerlin	Las Vegas, NV	100%	145,000	31%	Under construction	Q2 2017	2020	20,556	49,320	3,500	7%
Three Merriweather	Columbia, MD	100%	320,000	50%	Pending construction	Q1 2018	2023	7,046	138,221	9,200	7%
Total Office			**2,248,000**					**$ 81,962**	**$ 346,398**	**$ 41,541**	
Retail											
Seaport - Uplands / Pier 17[4]	New York, NY	100%	449,527	61%	Under construction	Q4 2013	Q1 2021	$ 435,480	$ 731,000	$43,000 - 58,000	6% - 8%
Ke Kilohana[5]	Honolulu, HI	100%	21,900	100%	Under construction	Q4 2016	2019	—	—	1,081	—%
Lake Woodlands Crossing	Houston, TX	100%	60,300	78%	Under construction	Q4 2017	Q4 2020	4,720	15,381	1,668	11%
Total Retail			**531,727**					**$ 440,200**	**$ 746,381**	**$45,749 - 60,749**	
Other											
Summerlin Ballpark[6]	Las Vegas, NV	100%	n.a.	n.a.	Under construction	Q1 2018	2019	$ 8,501	$ 114,670	$ 7,000	6%
Hughes Landing Daycare	Houston, TX	100%	n.a.	n.a.	Pending construction	Q3 2018	2019	72	2,706	217	8%
Total Other			**n.a.**					**$ 8,573**	**$ 117,376**	**$ 7,217**	

Project Name	City, State	% Ownership	Est. Number of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date[2]	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Stabilized NOI Yield
Multifamily											
Columbia Multifamily	Columbia, MD	100%	382	$2,053	Pending construction	Q2 2018	2023	$ 11,526	$ 116,386	$ 9,162	8%
Creekside Apartments	Houston, TX	100%	292	$1,538	Under construction	Q1 2017	Q4 2019	28,952	42,111	3,499	8%
Downtown Summerlin Apartments	Las Vegas, NV	100%	267	$1,924	Under construction	Q1 2018	Q3 2020	7,231	59,276	4,400	7%
Two Lakes Edge	Houston, TX	100%	386	$2,690	Pending construction	Q3 2018	2024	457	107,706	8,529	8%
Bridgeland Apartments	Houston, TX	100%	312	$1,686	Under construction	Q2 2018	2021	794	48,412	3,875	8%
Total Multifamily			**1,639**					**$ 48,960**	**$ 373,891**	**$ 29,465**	
Total Under Construction								**$ 579,695**	**$ 1,584,046**	**$123,972 - 138,972**	

(1) Represents leases signed as of June 30, 2018 and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(2) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(3) 110 North Wacker represents our member only. Est.Total Cost (Excl. Land) represents HHC's total cash equity requirement. Developments costs incurred represent HHC's equity in the project at June 30, 2018. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalization of the project. It does not include the impact of the partnership distribution waterfall, which is discussed in Note 3 of Form 10-Q.
(4) Seaport - Uplands / Pier 17 Estimated Rentable sq. ft. and costs are inclusive of the Tin Building, the plans for which are being finalized. Develop. Costs Incurred and Est. Total Costs are shown net of insurance proceeds of approximately $54 million.
(5) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 of this supplement.
(6) Est. Total Cost (Excl. Land) and Stabilized NOI Yield are exclusive of $27 million of costs to acquire the franchise.

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Acquisition / Disposition Activity In thousands, except rentable SF / Units / Acres 2Q 2018 Acquisitions Rentable Date Acquired Property % Ownership Location Sq. Ft. / Units / Acres Acquisition Price 6/8/2018 250 Water Street 100% New York, NY 1 acre $180,000 5/4/2018 Sterrett Place1 100% Columbia, MD 119,000 sq. ft. $5,300 2Q 2018 Dispositions Rentable Date Sold Property % Ownership Location Sq. Ft. / Units / Acres Sale Price No disposition activity in 2Q18 (1) In November 2017, we acquired the Note secured by the land and improvements for a purchase price of $5.3M. Subsequent to this acquisition, we foreclosed on the property resulting in a 100% ownership interest. 18 www.howardhughes.com

Howard Hughes.
Master Planned Community Land

(Dollars in thousands)	Woodlands 2Q 2018	Woodlands 2Q 2017	Woodlands Hills 2Q 2018	Woodlands Hills 2Q 2017	Bridgeland 2Q 2018	Bridgeland 2Q 2017	Summerlin 2Q 2018	Summerlin 2Q 2017	Maryland 2Q 2018	Maryland 2Q 2017	Total 2Q 2018	Total 2Q 2017
Revenues:												
Residential land sale revenues	$ 10,910	$ 13,600	$ 2,273	$ —	$ 9,011	$ 9,374	$ 28,838	$ 41,960	$ —	$ —	$ 51,032	$ 64,934
Commercial land sale revenues	—	—	—	—	1,400	3,655	—	55	—	500	1,400	4,210
Builder price participation	90	259	—	—	125	232	5,413	3,989	—	—	5,628	4,480
Other land sale revenues	1,795	1,651	4	5	42	49	2,864	2,716	—	31	4,705	4,452
Total revenues	**$ 12,795**	**$ 15,510**	**$ 2,277**	**$ 5**	**$ 10,578**	**$ 13,310**	**$ 37,115**	**$ 48,720**	**$ —**	**$ 531**	**$ 62,765**	**$ 78,076**
Expenses:												
Cost of sales - residential land	$ (4,209)	$ (7,006)	$ (1,043)	$ —	$ (3,010)	$ (3,230)	$(17,789)	$(21,829)	$ —	$ —	$ (26,051)	$ (32,065)
Cost of sales - commercial land	—	—	—	—	(331)	(1,058)	—	(34)	—	(219)	(331)	(1,311)
Real estate taxes	(1,528)	(1,422)	(83)	(75)	(430)	(340)	(674)	(708)	(150)	(159)	(2,865)	(2,704)
Land sales operations	(3,301)	(736)	(482)	(101)	(1,656)	(1,324)	(2,133)	(2,304)	(184)	(138)	(7,756)	(4,603)
Depreciation and amortization	(34)	(30)	—	—	(33)	(23)	(18)	(25)	—	(1)	(85)	(79)
Total Expenses	**$ (9,072)**	**$ (9,194)**	**$ (1,608)**	**$ (176)**	**$ (5,460)**	**$ (5,975)**	**$(20,614)**	**$(24,900)**	**$ (334)**	**$ (517)**	**$ (37,088)**	**$ (40,762)**
Net interest capitalized (expense)	(1,175)	(1,039)	206	141	3,155	2,510	4,471	4,378	151	—	6,808	5,990
Equity in earnings from real estate affiliates	—	—	—	—	—	—	14,100	9,792	—	—	14,100	9,792
EBT	**$ 2,548**	**$ 5,277**	**$ 875**	**$ (30)**	**$ 8,273**	**$ 9,845**	**$ 35,072**	**$ 37,990**	**$ (183)**	**$ 14**	**$ 46,585**	**$ 53,096**

Key Performance Metrics:	Woodlands 2Q 2018	Woodlands 2Q 2017	Woodlands Hills 2Q 2018	Woodlands Hills 2Q 2017	Bridgeland 2Q 2018	Bridgeland 2Q 2017	Summerlin 2Q 2018	Summerlin 2Q 2017	Maryland 2Q 2018	Maryland 2Q 2017
Residential										
Total acres closed in current period	13.7	24.0	8.8	0	22.6	24.3	38.6	51.8	NM	NM
Price per acre achieved	$798	$567	$260	NM	$399	$386	$592	$559	NM	NM
Avg. gross margins	61.0%	48.0%	54.0%	NM	67.0%	66.0%	38.0%	48.0%	NM	NM
Commercial										
Total acres closed in current period	—	—	—	—	2.0	—	—	—	NM	1.0
Price per acre achieved	NM	NM	NM	NM	$573	NM	NM	NM	NM	$500
Avg. gross margins	NM	NM	NM	NM	76.0%	71.0%	NM	38.0%	NM	56.0%
Avg. combined before-tax net margins	61.0%	48.0%	54.0%	NM	68.0%	67.0%	38.0%	48.0%	NM	NM

Key Valuation Metrics	Woodlands	Woodlands Hills	Bridgeland	Summerlin	Maryland
Remaining saleable acres					
Residential	209	1,405	2,387	3,484	—
Commercial	762	171	1,533	793	97 (a)
Projected est. % superpads / lot size	—% / —	—% / —	—% / —	88% / 0.25 ac	NM
Projected est. % single-family detached lots / lot size	69% / 0.29 ac	87% / 0.29 ac	89% / 0.16 ac	—% / —	NM
Projected est. % single-family attached lots / lot size	31% / 0.08 ac	13% / 0.13 ac	10% / 0.12 ac	—% / —	NM
Projected est. % custom homes / lot size	—% / —	—% / —	1% / 1.00 ac	12% / 0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (b)	33	—	47	110	NM
Gross margin range (GAAP), net of MUDs (c)	61.0%	54.0%	68.0%	38.0%	NM
Projected gross margin range (Cash), net of MUDs (c)	99.4%	85.9%	75.4%	75.4%	NM
Residential sellout / Commercial buildout date estimate					
Residential	2023	2029	2034	2039	—
Commercial	2026	2028	2045	2039	2021

(a) Does not include 31 commercial acres in Downtown Columbia which are held for future development in the Strategic Developments segment.
(b) Represents the average monthly builder homes sold over the last twelve months ended June 30, 2018. There were no builder homes sold at The Woodlands Hills in the current quarter as we began closing land sales there in 4Q17.
(c) GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition, and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenue less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest.

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Howard Hughes.
Ward Village Condominiums

	Waiea (a)	Anaha (b)	Ae'o	Ke Kilohana (c)	Total
Key Metrics					
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	
Number of units	174	317	465	424	1,380
Avg. unit Sq. Ft.	2,174	1,417	834	694	1,094
Condo Sq. Ft.	378,238	449,205	388,039	294,273	1,509,755
Street retail Sq. Ft.	8,200	16,100	68,300	21,900	114,500
Stabilized retail NOI ($ in thousands)	$453	$1,152	$1,557	$1,081	$4,243
Stabilization year	2017	2019	2019	2020	
Development progress					
Status	Opened	Opened	U/C	U/C	
Start date	2Q14	4Q14	1Q16	4Q16	
Completion date (actual or est.)	Complete	Complete	4Q18	2019	
Total development cost ($m)	$440.0	$401.3	$428.5	$218.9	$1,488.7
Cost-to-date ($m)	$396.2	$381.1	$339.1	$113.5	$1,229.9
Remaining to be funded ($m)	$43.8	$20.2	$89.4	$105.4	$258.8
Financial Summary (Dollars in thousands, except per sq. ft.)					
Units closed (through 2Q18)	163	313	—	—	476
Units under contract (through 2Q18)	4	—	464	395	863
Total % of units closed or under contract	96.0%	98.7%	99.8%	93.2%	97.0%
Units Closed (current quarter)	3	3	—	—	6
Units under contract (current quarter)	n.a.	n.a.	12	—	12
Square footage closed or under contract (total)	346,427	432,274	386,710	264,488	1,429,899
Total % square footage closed or under contract	91.6%	96.2%	99.7%	89.9%	94.7%
Target condo profit margin at completion (excl. land cost)	—	—	—	—	~30%
Total cash received (closings & deposits)	—	—	—	—	$1,255,469
Total GAAP revenue recognized	—	—	—	—	$1,102,167
Expected avg. price per sq. ft.	$1,900 - $1,950	$1,100 - $1,150	$1,300 - $1,350	$700 - $750	$1,300 - $1,325
Expected construction costs per retail sq. ft.	—	—	—	—	~$1,100
Deposit Reconciliation (in thousands)					
Deposits from sales commitment					
Spent towards construction	$117,916	$79,872	$68,241	$20,553	$286,582
Held for future use (d)	$4,726	$0	$58,329	$300	$63,355
Total deposits from sales commitment	**$122,642**	**$79,872**	**$126,570**	**$20,853**	**$349,937**

(a) We began delivering units at Waiea in November 2016. As of June 30, 2018, we have closed 163 units, we have 4 under contract, and 7 units remain to be sold.
(b) We began delivering units at Anaha in October 2017. As of June 30, 2018, we have closed 313 units, we have 0 under contract, and 4 units remain to be sold.
(c) Ke Kilohana consists of 375 workforce units and 49 market rate units. Of the units under contract, 375 are workforce units and 20 are market units.
(d) Total deposits held for future use are shown in Restricted cash on the balance sheet.
U/C = Under Construction

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Howard Hughes.
Other Assets

Property Name	City, State	% Own	Acres	Notes
Planned Future Development				
The Elk Grove Collection	Elk Grove, CA	100%	64	Plan to build a 400,000 Sq. Ft. outlet retail center. Sold 36 acres for $36 million in total proceeds in 2017.
Landmark Mall	Alexandria, VA	100%	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million.
Cottonwood Mall	Holladay, UT	100%	54	Under contract to sell in separate parcels. First closing expected in 2018.
Circle T Ranch and Power Center	Westlake, TX	50%	207	50/50 joint venture with Hillwood Development Company. In 2016, HHC sold 72 acres to an affiliate of Charles Schwab Corporation.
West Windsor	West Windsor, NJ	100%	658	Zoned for approximately 6 million square feet of commercial uses.
Monarch City (formerly known as AllenTowne)	Allen, TX	100%	238	Located 27 miles north of Downtown Dallas. Agricultural property tax exemptions are in place for most of the property, which reduces carrying costs.
Bridges at Mint Hill	Charlotte, NC	91%	210	Zoned for approximately 1.3 million square feet of commercial uses.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport district. While the Company is in the initial planning stages for this strategic site, it will continue to be used as a parking lot.
Sterrett Place	Columbia, MD	100%	3	In November 2017, we acquired the Note secured by the land and improvements for a purchase price of $5.3M. In 2018, we foreclosed on the property, resulting in the acquisition of the land and improvements.
American City Building	Columbia, MD	100%	3	On December 20, 2016, we acquired the American City Building, a 117,098 square foot building in Columbia, Maryland, for $13.5 million. We are in the process of formulating redevelopment plans for this property.

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Howard Hughes. Debt Summary

(In thousands)	June 30, 2018	December 31, 2017
Fixed-rate debt:		
Unsecured 5.375% Senior Notes due 2025	$ 1,000,000	$ 1,000,000
Secured mortgages, notes and loans payable	621,959	499,299
Special Improvement District bonds	21,235	27,576
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,355,523	1,317,311
Condominium financing (a)	165,054	33,603
Mortgages, notes and loans payable	3,163,771	2,877,789
Unamortized bond issuance costs	(6,502)	(6,898)
Deferred financing costs, net	(19,496)	(12,946)
Total consolidated mortgages, notes and loans payable	3,137,773	2,857,945
Total unconsolidated mortgages, notes and loans payable at pro-rata share	88,877	84,983
Total Debt	**$ 3,226,650**	**$ 2,942,928**

Net Debt on a Segment Basis, at share as of June 30, 2018

(In thousands) Segment Basis (b)	Master Planned Communities	Operating Assets	Strategic Developments	Segment Totals	Non- Segment Amounts	Total
Mortgages, notes and loans payable, excluding condominium financing (a)	$ 231,040	$ 1,633,806	$ 191,540	$ 2,056,386	$ 1,005,210	$ 3,061,596
Condominium financing	—	—	165,054	165,054	—	165,054
Less: cash and cash equivalents (a)	(123,914)	(78,773)	(57,199)	(259,886)	(471,948)	(731,834)
Special Improvement District receivables	(25,206)	—	—	(25,206)	—	(25,206)
Municipal Utility District receivables	(222,857)	—	—	(222,857)	—	$ (222,857)
Net Debt	**$ (140,937)**	**$ 1,555,033**	**$ 299,395**	**$ 1,713,491**	**$ 533,262**	**2,246,753**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of June 30, 2018 (c)

(In thousands)	1 year	1-3 years	3-5 years	Thereafter	Total
Mortgages, notes and loans payable	$ 106,530	$ 1,304,510	$ 397,102	$ 1,355,629	$ 3,163,771
Interest Payments	152,100	368,143	155,837	125,112	801,192
Ground lease and other leasing commitments	8,769	16,378	15,527	314,129	354,803
Total consolidated debt maturities and contractual obligations	**$ 267,399**	**$ 1,689,031**	**$ 568,466**	**$ 1,794,870**	**$ 4,319,766**

(a) $172.5 million and $428.3 million of variable-rate debt has been swapped to a fixed-rate for the term of the related debt as of June 30, 2018 and December 31, 2017, respectively.
(b) Each segment includes our share of related cash and debt balances for all joint ventures included in Investments in Real Estate and Other Affiliates.
(c) Mortgages, notes and loans payable and condominium financing are presented based on extended maturity date. Extension periods generally can be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

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Howard Hughes
Property-Level Debt

($ in thousands)

Asset	2Q18 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Master Planned Communities					
The Woodlands Master Credit Facility	$ 150,000	L+275	Floating/Cap	4.84%	Apr-20 / Apr-21
Bridgeland Credit Facility	65,000	L+315	Floating	5.49%	Nov-20 / Nov-22
	215,000				
Operating Assets					
Outlet Collection at Riverwalk	52,872	L+275	Floating	4.84%	Oct-17 / Oct-18
1725-35 Hughes Landing Boulevard	119,346	L+165	Floating	3.74%	Jun-18 / Jun-19
The Westin at The Woodlands	57,946	L+265	Floating	4.74%	Aug-18 / Aug-19
250 Water Street	126,242	0%, 6.00%	Fixed	—%	Dec-18 / Jun-20
Embassy Suites at Hughes Landing	31,245	L+250	Floating	4.59%	Oct-18 / Oct-20
Three Hughes Landing	50,169	L+260	Floating	4.69%	Dec-18 / Dec-20
The Woodlands Resort & Conference Center	62,500	L+325	Floating	5.34%	Dec-18 / Dec-20
One Merriweather	45,765	L+215	Floating	4.24%	Feb-20 / Feb-21
Downtown Summerlin	270,450	L+215	Floating / Swap	4.24%	Sep-20 / Sep-21
Two Merriweather	23,512	L+250	Floating	4.59%	Oct-20 / Oct-21
HHC 242 Self-Storage	6,438	L+260	Floating	4.69%	Oct-19 / Oct-21
HHC 2978 Self-Storage	5,864	L+260	Floating	4.69%	Jan-20 / Jan-22
70 Columbia Corporate Center	20,000	L+200	Floating	4.09%	May-20 / May-22
One Mall North	14,463	L+225	Floating	4.34%	May-20 / May-22
10-60 Corporate Centers	80,000	L+175	Floating / Swap	3.62%	May-20 / May-22
20/25 Waterway Avenue	13,521	4.79%	Fixed	4.79%	May-22
Millennium Waterway Apartments	54,591	3.75%	Fixed	3.75%	Jun-22
Ward Village	238,718	L+250	Floating / Swap	4.12%	Sep-21 / Sep-23
9303 New Trails	11,809	4.88%	Fixed	4.88%	Dec-23
4 Waterway Square	34,582	4.88%	Fixed	4.88%	Dec-23
3831 Technology Forest Drive	21,780	4.50%	Fixed	4.50%	Mar-26
Kewalo Basin Harbor	—	L+275	Floating	4.84%	Sep-27
Millennium Six Pines Apartments	42,500	3.39%	Fixed	3.39%	Aug-28
3 Waterway Square	49,676	3.94%	Fixed	3.94%	Aug-28
One Hughes Landing	52,000	4.30%	Fixed	4.30%	Dec-29
Two Hughes Landing	48,000	4.20%	Fixed	4.20%	Dec-30
One Lakes Edge	69,440	4.50%	Fixed	4.50%	Mar-29 / Mar-31
Constellation Apartments	24,200	4.07%	Fixed	4.07%	Jan-33
Hughes Landing Retail	35,000	3.50%	Fixed	3.50%	Dec-36
Columbia Regional Building	25,000	4.48%	Fixed	4.48%	Feb-37
	1,687,629				
Strategic Developments					
Ke Kilohana	35,758	L+325	Floating	5.34%	Dec-19 / Dec-20
Ae'o	129,296	L+400	Floating/Cap	6.09%	Dec-19 / Dec-21
110 North Wacker	13,126	L+300	Floating/Collar	5.09%	Apr-22
100 Fellowship Drive	25,572	L+150	Floating	3.59%	May-22
Aristocrat	11,192	P+40	Floating	5.04%	Oct-22
Two Summerlin	6,664	P+40	Floating	5.04%	Oct-22
Lake Woodlands Crossing Retail	4,681	L+180	Floating	3.89%	Jan-23
Downtown Summerlin Apartments	—	L+225	Floating	4.05%	Oct-21 / Oct-24
	226,289				
Total (b)	$ 2,128,918				

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) Excludes JV debt, Corporate level debt, and SID bond debt related to Summerlin MPC & Retail.

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Summary of Ground Leases Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ended December 31, Ground Leased Asset Share Expiration Date June 30, 2018 2018 2019 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 499 $ 1,140 $ 2,131 $ 57,455 $ 60,726 Seaport 100% 2031 (b) 393 806 1,636 204,078 206,520 Kewalo Basin Harbor 100% 2049 75 150 300 8,900 9,350 $ 967 $ 2,096 $ 4,067 $ 270,433 $ 276,596 (a) Includes base ground rent, deferred ground rent and the participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is 12/30/2031 but subject to extension options through 12/31/2072. 24 www.howardhughes.com

Definitions Under Construction - Projects in the Strategic segment for which construction has commenced as of June 30, 2018, unless otherwise noted. This excludes MPC and condominium development. Unstabilized - Properties in the Operating segment that have been in service for less than 36 months and do not exceed 90% occupancy. If an office, retail or multi-family property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming and is included in Stabilized. Stabilized - Properties in the Operating segment that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Net Operating Income (NOI) - We define NOI as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs and, unless otherwise indicated, Equity in earnings from Real Estate and Other Affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that net operating income (“NOI”) is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. 25 www.howardhughes.com

Howard Hughes. Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

(In thousands)	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	YTD Q2 2018	YTD Q2 2017
Total Operating Assets segment EBT (a)	$ 4,640	$ 7,180	$ (11,834)	$ (11,812)	$ (8,335)	$ 11,820	$ 248
Depreciation and amortization	25,688	25,173	33,503	33,885	32,244	50,861	55,033
Interest expense (income), net	17,308	16,687	15,580	15,940	15,540	33,995	30,064
Equity in earnings (loss) from real estate and other affiliates	1,001	(2,586)	472	(317)	(37)	(1,585)	(3,422)
Straight-line rent revenue	(2,867)	(3,051)	(2,801)	(1,421)	(1,816)	(5,918)	(3,777)
Other	63	(337)	492	41	15	(274)	42
Total Operating Assets NOI - Consolidated	**45,833**	**43,066**	**35,412**	**36,316**	**37,611**	**88,899**	**78,188**
Dispositions							
Cottonwood Square	—	—	250	165	161	—	335
Park West	—	—	1	(8)	(39)	—	(53)
Total Operating Asset Dispositions NOI	—	—	**251**	**157**	122	—	**282**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**45,833**	**43,066**	**35,161**	**36,159**	**37,489**	**88,899**	**77,906**
Company's Share NOI - Equity investees	**664**	**575**	**1,084**	**1,186**	**1,385**	**1,239**	**2,131**
Distributions from Summerlin Hospital Investment	—	**3,435**	—	—	—	**3,435**	**3,383**
Total NOI	**$ 46,497**	**$ 47,076**	**$ 36,245**	**$ 37,345**	**$ 38,874**	**$ 93,573**	**$ 83,420**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with current year presentation.

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Howard Hughes.
Reconciliations of Non-GAAP Measures

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue:	Three Months Ended June 30,		Six Months Ended June 30,	
(In thousands)	2018	2017	2018	2017
Total residential land sales closed in period	$ 45,063	$ 51,909	$ 87,842	$ 87,791
Total commercial land sales closed in period	1,398	500	1,398	4,299
Net recognized (deferred) revenue:				
Bridgeland	2	3,655	4	5,122
Summerlin	3,134	9,455	3,887	19,167
Total net recognized (deferred) revenue	3,136	13,110	3,891	24,289
Special Improvement District bond revenue	2,834	3,625	5,866	6,247
Total land sales revenue - GAAP basis	$ 52,431	$ 69,144	$ 98,997	$ 122,626
Total MPC segment revenue - GAAP basis	$ 62,765	$ 78,076	$ 118,530	$ 146,782

Reconciliation of MPC segment EBT to MPC Net Contribution:	Three Months Ended June 30,		Six Months Ended June 30,	
(In thousands)	2018	2017	2018	2017
MPC segment EBT	$ 46,585	$ 53,096	$ 83,421	$ 97,282
Plus:				
Cost of sales - land	26,383	33,376	52,426	59,245
Depreciation and amortization	85	79	166	171
MUD and SID bonds collections, net	(2,380)	(4,395)	(5,004)	10,817
Less:				
MPC development expenditures	(46,538)	(47,350)	(90,403)	(90,973)
MPC land acquisitions	(2,049)	—	(2,555)	(1,415)
Equity in earnings in Real Estate and Other Affiliates	(11,355)	(9,792)	(22,483)	(15,072)
MPC Net Contribution	$ 10,731	$ 25,014	$ 15,568	$ 60,055

Reconciliation of Segment EBTs to Net Income	Three Months Ended June 30,		Six Months Ended June 30,	
(In thousands)	2018	2017	2018	2017
MPC segment EBT	$ 46,585	$ 53,096	$ 83,421	$ 97,282
Operating Assets segment EBT	4,640	(8,335)	11,820	248
Strategic Developments segment EBT	(4,635)	45,846	4,385	98,464
Corporate and other items	(54,886)	(71,184)	(105,530)	(161,215)
(Loss) Income before taxes	(8,296)	19,423	(5,904)	34,779
Provision for income taxes	2,417	(16,303)	1,859	(26,000)
Net (loss) income	(5,879)	3,120	(4,045)	8,779
Net loss attributable to noncontrolling interests	791	—	431	—
Net (loss) income attributable to common stockholders	$ (5,088)	$ 3,120	$ (3,614)	$ 8,779

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